Exhibit 23.01

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (Nos. 333-72312, 333-135767, 333-159303 and 333-160537) and the Registration Statements on Form S-8 (Nos. 33-40651, 33-53403, 333-56536, 333-88162, 333-109233, 333-109234, 333-109235, 333-109238, 333-158824 and 333-158826) of Kellogg Company of our report dated February 26, 2010 relating to the financial statements and the effectiveness of internal control over financial reporting, which appears in this Form 10-K.

/s/ PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP

Battle Creek, Michigan

February 26, 2010